Exhibit 10-h
MERITOR, INC.
2020 LONG-TERM INCENTIVE PLAN

1.Plan Introduction
(a)Establishment of the Plan
The Company hereby establishes this Meritor, Inc. 2020 Long-Term Incentive Plan, as set forth in this document and as may be amended from time to time (the “Plan”). The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and other cash and stock-based Awards. Following the effective date of the Plan, no new awards will be granted under the Meritor, Inc. 2010 Long-Term Incentive Plan, as amended (the “Prior Plan”). For the avoidance of doubt, the Prior Plan and any applicable award agreements issued thereunder will continue to govern any awards that remain outstanding thereunder on and after the effective date of the Plan.
(b)Purpose of the Plan.
The purpose of this Plan is to enhance shareholder value by linking the compensation of officers, directors, and key employees of the Company to increases in the price of Meritor stock and the achievement of other performance objectives, and to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and success. The Plan is also intended to assist the Company in the recruitment of new employees and to motivate, retain and encourage such employees and directors to act in the shareholders’ interest and share in the Company’s success.
2.Definitions.
As used herein, the following definitions shall apply:
(a)“Administrator” means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.
(b)“Affiliate” means any Subsidiary or other entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator. The Administrator shall, in its sole discretion, determine which entities are classified as Affiliates and designated as eligible to participate in this Plan.
(c)“Applicable Law” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Shares to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.
(d)“Award” means a Cash Award, Stock Award, Option, Stock Appreciation Right or Other Stock-Based Award granted in accordance with the terms of the Plan.
(e)“Awardee” means an Employee or Non-employee Director who has been granted an Award under the Plan.
(f)“Award Agreement” means a Cash Award Agreement, Stock Award Agreement, Option Agreement, Stock Appreciation Right Agreement and/or Other Stock-Based Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.
(g)“Board” means the Board of Directors of the Company.
(h)“Cash Award” means a bonus opportunity awarded under Section 13 of the Plan pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or, if no agreement is entered into with respect to the Cash Award, other documents evidencing the Award (the “Cash Award Agreement”).
(i)“Change of Control” means one of the following shall have taken place after the date of this Plan:
(i)the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”) or of such other amount that, together with Common Shares already held by such Person, constitutes more than fifty percent (50%) of either (x) the Outstanding Company Voting Securities, or (y) the then outstanding Common Shares of the Company (the “Outstanding Company Common Shares”). However, for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company or any corporation controlled by the Company; (B) any acquisition by the Company or any corporation controlled by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation that is a Non-Control Acquisition (as defined in subsection (iii) of this Section 2(i)); or

(ii)individuals who, as of the effective date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board within a twelve (12) month period; provided, however, that any individual becoming a Director subsequent to the effective date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or
(iii)consummation of a reorganization, merger, consolidation, or sale or other disposition of all or a substantial portion of the assets of the Company, or the acquisition by the Company of assets or shares of another corporation (a “Business Combination”), unless, such Business Combination is a Non-Control Acquisition. For the purpose of this provision, “substantial portion of the assets of the Company” is defined as assets having a gross fair market value, determined without regard to any liabilities associated with such assets, of forty percent (40%) or more of the total assets of the Company. A “Non-Control Acquisition” shall mean a Business Combination where: (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be; or (y) a transfer of a substantial portion of the assets of the Company is made to a Person beneficially owning, directly or indirectly, fifty percent (50%) or more of, respectively, the Outstanding Company Common Shares or Outstanding Company Voting Securities (“Control Person”), as the case may be, or to another entity in which either such Control Person or the Company beneficially owns fifty percent (50%) or more of the total value or voting power of such entity’s outstanding voting securities; or
(iv)approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, if any payment or distribution event applicable to an Award is subject to the requirements of Section 409A(a)(2)(A) of the Code, the determination of the occurrence of a Change of Control shall be governed by applicable provisions of Section 409A(a)(2)(A) of the Code and regulations and rulings issued thereunder for purposes of determining whether such payment or distribution may then occur.
(j)“Code” means the United States Internal Revenue Code of 1986, as amended.
(k)“Committee” means one or more committees of Directors appointed by the Board in accordance with Section 4 of the Plan or, in the absence of any such special appointment, the Compensation and Management Development Committee of the Board.
(l)“Common Shares” means the common shares, par value $1 per share, of the Company.
(m)“Company” means Meritor, Inc., an Indiana corporation, or, except as utilized in the definition of Change of Control, its successor.
(n)“Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.
(o)“Director” means a member of the Board who is an Employee or a Non-employee Director.
(p)“Disability,” has the meaning specified in the Company’s long-term disability plan applicable to the Participant at the time of the disability. If the Participant is not covered by a long-term disability plan, then the definition applicable under the plan covering salaried U.S. Employees shall apply.
(q)“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.
(r)“Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Director who is also a regular, active employee of the Company or any Affiliate. The Administrator shall determine whether the Chairman of the Board qualifies as an “Employee.” For any and all purposes under the Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Administrator, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Administrator in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

(s)“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
(t)“Grant Date” means, with respect to each Award, the date upon which the Award is granted to an Awardee pursuant to this Plan, which may be a designated future date as of which such Award will be effective.
(u)“Incentive Stock Option” means an Option that is identified in the Option Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, and that actually does so qualify.
(v)“Fair Market Value” means the closing price for the Common Shares reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.
(w)“Non-employee Director” has the meaning set forth in Section 4(a)(iv) of the Plan.
(x)“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
(y)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(z)“Option” means a right granted under Section 8 of the Plan to purchase a number of Shares or Stock Units at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.
(aa)“Other Stock-Based Award” means an Award granted pursuant to Section 12 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Other Stock- Based Award Agreement”).
(ab)“Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.
(ac)“Performance Criteria” shall have the meaning set forth in Section 14(b) of the Plan.
(ad)“Plan” shall have the meaning set forth in Section 1(a) of the Plan.
(ae)“Prior Plan” shall have the meaning set forth in Section 1(a) of the Plan.

(af) “Qualifying Termination” shall mean a Termination of Employment due to death, Disability, Retirement, Termination Without Cause or Termination for Good Reason or a termination of Board membership for a Non-employee Director for any reason.
(ag)“Retirement” means, unless the Administrator determines otherwise, voluntary Termination of Employment by a Participant from the Company and its Affiliates after attaining age fifty-five (55) and having at least five (5) years of service with the Company and its Affiliates, excluding service with an Affiliate of the Company prior to the time that such Affiliate became an Affiliate of the Company.
(ah)“Securities Act” means the United States Securities Act of 1933, as amended.
(ai)“Share” means a Common Share, as adjusted in accordance with Section 16 of the Plan.
(aj)“Stock Appreciation Right” means a right granted under Section 10 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Stock Appreciation Right Agreement”).
(ak)“Stock Award” means an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).
(al)“Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.
(am)“Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other companies in such chain.
(an)“Termination for Cause” means, unless otherwise provided in an Award Agreement, Termination of Employment on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any Affiliate, or the intentional and repeated violation of the written policies or procedures of the Company; provided, however, that, for an Employee who is party to an individual severance or employment agreement defining Cause, “Cause” shall have the meaning set forth in such agreement except as may be otherwise provided in such agreement. For purposes of this Plan, a Participant’s Termination of Employment shall be deemed to be a Termination for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a Termination for Cause.
(ao)“Termination for Good Reason” means for purposes of this Plan, unless otherwise provided in an Award Agreement, the occurrence of any of the following events without the Awardee’s written consent: (i) a material diminution in the Awardee’s base salary; (ii) a relocation of the Awardee’s principal place of employment by more than fifty (50) miles; (iii) any material breach by the Company of any material provision of this Plan; or (iv) a material diminution in the Awardee’s authority, duties or responsibilities. No Termination for Good Reason shall be deemed to occur until the Awardee has furnished written notice to the Company of the existence of the circumstances providing grounds for termination for such good reason within ninety (90) days of the date of the initial existence of such grounds and the Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances. If the Awardee does not terminate his or her employment for such good reason within two (2) years after the first occurrence of such grounds, then the Awardee will be deemed to have waived his or her right to terminate for good reason with respect to such grounds.
(ap)“Termination of Employment” means for purposes of this Plan, unless otherwise determined by the Administrator, ceasing to be an Employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. In addition, Termination of Employment shall mean a “separation from service” as defined in regulations issued under Code Section 409A whenever necessary to ensure compliance therewith for any payment or settlement of a benefit conferred under this Plan that is subject to such Code section, and, for such purposes, shall be determined based upon a reduction in the bona fide level of services performed to a level equal to twenty percent (20%) or less of the average level of services performed by the Employee during the immediately preceding thirty-six (36)-month period.
(aq)“Termination Without Cause” means for purposes of this Plan, unless otherwise provided in an Award Agreement, involuntary Termination of Employment by the Company other than due to the Awardee’s death, Disability or Termination for Cause.
3.Stock Subject to the Plan.
(a)Aggregate Limit. Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares which may be subject to or delivered under Awards granted under the Plan shall not exceed the sum of (i) [4,500,000] Shares and (ii) any Shares under the Prior Plan subject to awards that, after the effective date of the Plan, are forfeited, terminated or lapsed. Shares subject to or delivered under Conversion Awards shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards granted under this Plan. The Shares issued under the Plan may be either Shares reacquired by the Company, Shares purchased in the open market, or authorized but unissued Shares.
(b)Code Section 422 Limits; Other Share Limitations. Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any fiscal year to any one Awardee shall not exceed 1,500,000. Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan is 500,000 Shares.
(c)Share Counting Rules.
(i)Except as otherwise provided in Section 3(c)(ii) below, for purposes of this Section 3 of the Plan, Shares subject to Awards that have been canceled, expired, settled in cash, or not issued or forfeited for any reason shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards granted under this Plan and shall be available for future Awards granted under this Plan. In addition, except as otherwise provided in Section 3(c)(ii) below, Shares subject to Awards that have been canceled, expired, settled in cash, or not issued or forfeited for any reason shall not reduce any other limitation on Shares to which such Shares were subject at the time of the Award, and shall be available for future Awards of the type subject to such limitations.
(ii)The following Shares shall not become available for Awards under this Plan: (A) all Shares issued upon exercise of an Option, including Shares that have been retained by the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awardee; (B) Shares repurchased on the open market with proceeds received by the Company from Shares issued upon exercise of an Option, as described in subclause (A) hereof; or (C) Shares reserved for issuance upon a grant of Stock Appreciation Rights which are able to be exercised and settled in Shares, including Shares that are not issued upon the exercise of the Stock Appreciation Right.
4.Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee designated by the Board to so administer this Plan and/or their respective delegates.
(ii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee composed solely of two or more “non-employee directors” within the meaning of Rule 16b-3.

(iii)Other Administration. Except to the extent prohibited by Applicable Law, the Board or a Committee may delegate to a Committee of one or more Directors or to authorized officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.
(iv)Awards to Directors. The Board shall have the power and authority to grant Awards to Directors who do not serve as employees of the Company (“Non-employee Directors”), including the authority to determine the number and type of Awards to be granted; determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award; and to take any other actions the Board considers appropriate in connection with the administration of the Plan. The aggregate number of Shares subject to Awards granted under this Plan during any fiscal year to a Non-employee Director, that is part of regular annual grants of Awards to eligible Non-employee Directors, shall not exceed 100,000.
(v)Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
(b)Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:
(i)to select the Non-employee Directors and Employees of the Company or its Affiliates to whom Awards are to be granted hereunder;
(ii)to determine Cash Award targets and the number of Common Shares to be covered by each Award granted hereunder;
(iii)to determine the type of Award to be granted to the selected Employees and Non-employee Directors;
(iv)to approve forms of Award Agreements;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability provisions, terms regarding acceleration of Awards or waiver of forfeiture restrictions, the acceptable forms of consideration for payment for an Award, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;
(vi)to correct administrative errors;
(vii)to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;
(viii)to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt rules and procedures regarding the conversion of local currency, the shift of tax liability from employer to employee (where legally permitted) and withholding procedures and handling of stock certificates which vary with local requirements, and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;
(ix)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;
(x)to modify or amend each Award, including, but not limited to, the acceleration of vesting and/ or exercisability; provided, however, that any such modification or amendment (A) is subject to the minimum vesting provisions set forth in Sections 8(e), 11(a) and 12(a) of the Plan and the plan amendment provisions set forth in Section 17 of the Plan, and (B) may not impair any outstanding Award unless agreed to in writing by the Participant to whom such Award was granted, except that such agreement shall not be required if the Administrator determines in its sole discretion that such modification or amendment either (Y) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (Z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment, except following a Change of Control;
(xi)to allow or require Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonqualified Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii)to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by awardees of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonqualified Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity;
(xiii)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xiv)to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resale by a Participant or of other subsequent transfers by the Participant of any Shares issued as a result of or under an Award or upon the exercise of an Award, including without limitation, (A) restrictions under an insider trading policy, (B) restrictions as to the use of a specified brokerage firm for such resale or other transfers, and (C) institution of “blackout” periods on exercises of Awards;
(xv)to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and
(xvi)to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.
(c)Effect of Administrator’s Decision. All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.
5.Eligibility.
Awards may be granted only to Directors and Employees of the Company or any of its Affiliates.
6.Term of Plan.

The Plan was adopted by the Board on November 6, 2019 and will become effective upon its approval by shareholders of the Company on January 23, 2020. It shall continue in effect for a term of ten (10) years from that date unless terminated earlier under Section 17 of the Plan. No Awards may be granted under the Plan subsequent to the tenth (10th) anniversary of the effective date of the Plan. Awards granted under the Plan on or prior to the tenth (10th) anniversary of the effective date of the Plan will remain outstanding beyond that date in accordance with the terms and conditions of the Plan and the applicable Award Agreements.
7.Term of Award.
Subject to the provisions of the Plan, the term of each Award shall be determined by the Administrator and stated in the Award Agreement, and may extend beyond the termination of the Plan. In the case of an Option or a Stock Appreciation Right, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement.
8.Options.
The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals or the satisfaction of an event or condition within the control of the Awardee or within the control of others.
(a)Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Option and the means of payment of such exercise price, (iv) the term of the Option, (v) such terms and conditions regarding the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.
(b)Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be determined by the Administrator, except that the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.
(c)No Option Repricings. Subject to Section 16(a) of the Plan, the exercise price of an Option may not be reduced without shareholder approval, nor may outstanding Options be cancelled in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option without shareholder approval.
(d)No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the

Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.
(e)Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator, except that no Option granted to a Participant shall first become fully exercisable before the three (3) year anniversary of its Grant Date (provided, however, that an Option may become partially exercisable within the three (3) year period immediately following its Grant Date; provided, further that no more than 50% shall become exercisable in any one (1) year during such three (3) year period), other than (i) upon a Qualifying Termination within the two (2) year period immediately following a Change of Control as specified in Section 16(b) of the Plan, or (ii) upon the death or Disability of the Awardee, in each case as specified in the Option Agreement. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued active employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option, subject to the restrictions set forth above.
(f)Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:
(i)cash;
(ii)check or wire transfer (denominated in U.S. Dollars);
(iii)subject to any conditions or limitations established by the Administrator, other Shares which (A) in the case of Shares acquired from the Company (whether upon the exercise of an Option or otherwise), have been owned by the Participant for more than six (6) months on the date of surrender (unless this condition is waived by the Administrator), and (B) have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to the Awardee in cash);
(iv)subject to any conditions or limitations established by the Administrator, the Company withholding shares otherwise issuable upon exercise of an Option;
(v)consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator and in compliance with Applicable Law;

(vi)such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or
(vii)any combination of the foregoing methods of payment.
(g)Procedure for Exercise; Rights as a Shareholder.
(i)Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the applicable Option Agreement.
(ii)An Option shall be deemed exercised when (A) the Company receives (1) written or electronic notice of exercise (in accordance with the Option Agreement or procedures established by the Administrator) from the person entitled to exercise the Option and (2) full payment for the Shares with respect to which the related Option is exercised, and (B) with respect to Nonqualified Stock Options, provisions acceptable to the Administrator have been made for payment of all applicable withholding taxes.
(iii)Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.
(iv)The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.
(h)Termination of Employment or Board Membership. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Director for any reason or a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Option. Unless otherwise provided in an Award Agreement and except as otherwise provided in Section 16(b) herein, (A) upon termination from membership on the Board by a Director, any Option held by such Director that (1) has not vested and is not exercisable as of the effective date of such termination from membership on the Board shall be subject to immediate cancellation and forfeiture or (2) is vested and exercisable as of the effective date of such termination shall remain exercisable for five (5) years thereafter, or the remaining term of the Option, if less; (B) a Termination of Employment due to Disability or death or the termination of a Director due to death shall result in immediate vesting of any Option, which shall remain exercisable for three (3) years thereafter, or the remaining term of the Option, if less; (C) provided that Retirement occurs at least one (1) year after the Grant Date, an Option held by an Awardee at Retirement will remain outstanding for the lesser of five (5) years or the remaining term of the Option and will continue to vest in accordance with the terms of the Option Agreement as though the Awardee were still employed; and (D) any other Termination of Employment shall result in immediate cancellation and forfeiture of all outstanding Options that have not vested as of the effective date of such Termination of Employment, and any vested and exercisable Options held at the time of such Termination of Employment shall remain exercisable for ninety (90) days thereafter, or the remaining term of the Option, if less.
9.Incentive Stock Option Limitations/Terms.
(a)Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options. No Incentive Stock Option shall be granted to any such employee who as of the Grant Date owns stock possessing more than ten percent (10%) of the total combined voting power of the Company.
(b)$100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 9(b) of the Plan, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.
(c)Transferability. The Option Agreement must provide that an Incentive Stock Option is not transferable by the Awardee other than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonqualified Stock Option.
(d)Exercise Price. The per Share exercise price of an Incentive Stock Option shall in no event be inconsistent with the requirements for qualification of the Incentive Stock Option under Section 422 of the Code.
(e)Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.
10.Stock Appreciation Rights.
A “Stock Appreciation Right” is a right that entitles the Awardee to receive, in cash or Shares (as determined by the Administrator), value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the aggregate exercise price of the right, as established by the Administrator on the Grant Date.

Stock Appreciation Rights may be granted to Awardees either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 8 of the Plan. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 of the Plan. Subject to the provisions of Section 8 of the Plan, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares or cash as determined by the Administrator.
11.Stock Awards.
(a)Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. No condition that is based upon performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one (1) year, and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Stock Award in less than three (3) years from the date the Stock Award is made, other than (A) with respect to such Stock Awards that are issued upon the exercise or settlement of Options or Stock Appreciation Rights, (B) upon a Change of Control as specified in Section 16(b) of the Plan, (C) upon the death, Disability or Retirement of the Awardee, in each case as specified in the Stock Award Agreement, or (D) as otherwise determined appropriate by the Administrator. The Administrator shall be prohibited from waiving the minimum vesting conditions set forth above except under the circumstances in clauses (A) through (D) of the immediately preceding sentence subject to a maximum exemption of up to five percent (5%) of the total Shares authorized to be issued under the Plan.
(b)Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of Stock Awards issued to Employees may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee.
(c)Termination of Employment or Board Membership. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Director for any reason or a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Stock Award. Unless otherwise provided in the Award Agreement and except as otherwise provided in Section 16(b) herein, (A) a termination from membership on the Board by a Director due to Disability or death shall result in immediate vesting of a Stock Award; (B) a Termination of Employment due to Disability or death shall result in vesting of a prorated portion of any Stock Award, effective as of the end of the applicable performance or vesting period or other period of restriction, based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Disability or death occurs over the total number of months in such period; (C) provided that Retirement occurs at least one (1) year after the Grant Date, an Award held by an Awardee at Retirement will remain outstanding for the lesser of five (5) years or the remaining term of the Award and will continue to vest in accordance with the terms of the Award Agreement as though the Awardee were still employed, subject to the requirement that the amount of any Award shall not be determined before the end of the applicable performance or vesting period or other period of restriction; and (D) any other Termination of Employment or termination from membership on the Board by a Director (including, but not limited to, Retirement before the one (1) year anniversary of the Grant Date) shall result in immediate cancellation and forfeiture of all outstanding, unvested Stock Awards unless as otherwise provided for in the Award Agreement.
(d)Rights as a Shareholder. Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.
12.Other Stock-Based Awards.
(a)Other Stock-Based Awards. An “Other Stock-Based Award” means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. Each Other Stock-Based Award will be evidenced by an Award Agreement containing such terms and conditions as may be determined by the Administrator. No condition that is based upon performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one (1) year and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of an Other Stock-Based Award in less than three (3) years from the date the Other Stock-Based Award is made, other than (i) with respect to such Other Stock-Based Awards that are issued upon the exercise or settlement of Options or Stock Appreciation Rights, (ii) upon a Change of Control as specified in Section 16(b) of the Plan, (iii) upon the death, Disability or Retirement of the

Awardee, in each case as specified in the Other Stock-Based Award Agreement, or (iv) as otherwise determined appropriate by the Administrator. The Administrator shall be prohibited from waiving the minimum vesting conditions set forth above except under the circumstances in clauses (i) through (iv) of the immediately preceding sentence subject to a maximum exemption of up to five percent (5%) of the total Shares authorized to be issued under the Plan.
(b)Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Administrator. The Administrator may establish performance goals in its discretion. If the Administrator exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
(c)Payment of Other Stock-Based Awards. Payment, if any, with respect to Other Stock-Based Awards shall be made in accordance with the terms of the Award, in cash or Shares as the Administrator determines.
(d)Termination of Employment or Board Membership. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Director for any reason or a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Other Stock-Based Award. Unless otherwise provided in the Award Agreement and except as otherwise provided in Section 16(b) herein, (A) the termination from membership on the Board of a Director for any reason shall result in immediate vesting; (B) a Termination of Employment due to Disability or death shall result in vesting of a prorated portion of any Other Stock-Based Award, effective as of the end of the applicable performance or vesting period or other period of restriction, based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Disability or death occurs over the total number of months in such period; (C) provided that Retirement occurs at least one (1) year after the Grant Date, an Award held by an Awardee at Retirement will remain outstanding for the lesser of five (5) years or the remaining term of the Award and will continue to vest in accordance with the terms of the Award Agreement as though the Awardee were still employed, subject to the requirement that the amount of any Award shall not be determined before the end of the applicable performance or vesting period or other period of restriction; and (D) any other Termination of Employment (including but not limited to Retirement before the one (1) year anniversary of the Grant Date) shall result in immediate cancellation and forfeiture of all outstanding, unvested Other Stock-Based Awards unless as otherwise provided for in the Award Agreement.
13.Cash Awards.

Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period.
(a)Cash Award. Each Cash Award may contain provisions regarding (i) the amounts potentially payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to portions of Cash Awards earned with respect to any fiscal year to any Awardee shall not exceed U.S. $10,000,000.
(b)Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the amounts payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations.
(c)Timing and Form of Payment. The Administrator shall determine the time of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, including Shares, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property, including Shares. To the extent that a Cash Award is in the form of cash, the Administrator may determine whether a payment is in U.S. dollars or foreign currency.
(d)Termination of Employment or Board Membership. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Director for any reason or a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Cash Award. Unless otherwise provided in the Award Agreement and except as otherwise provided in Section 16(b) herein, (A) termination from membership on the Board by a Director due to Disability or death shall result in immediate vesting of any Cash Award; (B) a Termination of Employment due to Disability or death shall result in vesting of a prorated portion of any Cash Award, effective as of the end of the applicable performance period, based upon the full months of the applicable performance period elapsed as of the end of the month in which the Termination of Employment due to Disability or death occurs over the total number of months in such period; (C) provided that Retirement occurs at least one (1) year after the first day of the performance period, an Award held by an Awardee at Retirement will remain outstanding for the lesser of five (5) years or the remaining term of the Award and will continue to vest in accordance with the terms of the Award Agreement as though the Awardee were still employed, subject to the requirement that the amount of any Award shall not be determined before the end of the applicable performance period; and (D) any other Termination of Employment or termination from Board membership (including but not limited to Retirement before the one (1) year anniversary of the first day of the performance period) shall result in immediate cancellation and forfeiture of all outstanding, unvested Cash Awards; provided, however, that an Awardee who incurs a Termination Without Cause at least one year after the beginning of an applicable performance cycle for a performance based Award shall receive a partial Award, subject to the requirement that the amount of such performance-based Award shall not be determined before the end of the applicable performance period, and shall be prorated based upon the full months of the applicable performance period elapsed as of the end of the month in which such Termination Without Cause occurs over the total number of months in the performance period.
14.Other Provisions Applicable to Awards.
(a)Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. The Administrator may make an Award transferable to an Awardee’s family member or any other person or entity. If the Administrator makes an Award transferable, either as of the Grant Date or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.
(b)Performance Criteria. For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) sales, sales growth or cash return on sales; (ii) cash flow or free cash flow, net cash from operating activity or cash flow ratios or conversion metrics; (iii) earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, net earnings, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA divided by sales); (iv) basic or diluted earnings per share; (v) growth in earnings or earnings per share; (vi) stock price; (vii) return on equity or average shareholders’ equity; (viii) total shareholder return; (ix) return on capital; (x) return on assets or net assets; (xi) return on investments; (xii) revenue or gross profits; (xiii) income before or after interest, taxes, depreciation and amortization, or net income; (xiv)

pretax income before allocation of corporate overhead and bonus; (xv) operating income or net operating income; (xvi) operating profit or net operating profit (whether before or after taxes); (xvii) operating margin; (xviii) return on operating revenue; (xix) working capital or net working capital; (xx) debt and debt ratios, (xxi) market share; (xxii) asset velocity index; (xxiii) contract awards or backlog; (xxiv) overhead or other expense or cost reduction; (xxv) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxvi) credit rating; (xxvii) strategic plan development and implementation; (xxviii) improvement in workforce diversity; (xxix) customer satisfaction; (xxx) employee satisfaction; (xxxi) management succession plan development and implementation; (xxxii) employee retention; and (xxxiii) any other performance criteria determined by the Committee and specified in an Award. The Committee will establish in writing a definition or procedure for calculating or measuring any Performance Criteria at the time any Performance Criteria are established.
(c)Discretionary Adjustments. Notwithstanding satisfaction or completion of any Performance Criteria, to the extent specified as of the Grant Date, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Criteria may be increased or reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.
(d)Other Forfeiture Events. The Administrator may, in its discretion, also require repayment to the Company of all or any portion of an Award if the amount of the Award was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement of the Company’s financial statements within a period of one (1) year after the payment or settlement of the Award, the Participant engaged in misconduct or other culpable conduct (as determined by the Committee in its sole discretion) that caused or contributed to the need for the restatement of the financial statements, and the amount of the Award would have been lower than the amount actually awarded to the Participant had the financial results been properly reported. This provision shall not be the Company’s exclusive remedy with respect to such matters.
15.Dividends and Dividend Equivalents.
Awards (other than Awards of Options and Stock Appreciation Rights and performance-based Awards) may provide that any dividend or dividend equivalent payments or other distributions paid with respect to the Shares subject to such Award will be accumulated and held subject to the same restrictions as such Shares; provided, however, that no such dividend or dividend equivalent payment or other distribution will be paid to any Awardee prior to the vesting of the applicable Award on which such payments or distributions have accrued. Such payments or distributions may be made in cash, Shares or Stock Units or may be credited as cash or Stock Units to an Awardee’s account and later settled in cash or Shares or a combination thereof, as determined by the Administrator. Such payments and credits may be subject to such conditions and contingencies as the Administrator may establish.

16.Adjustments upon Changes in Capitalization, Organic Change or Change of Control.
(a)Adjustment Clause. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, an “Organic Change”), the Administrator or the Board shall make such substitutions or adjustments to outstanding Awards as it deems appropriate and equitable. In its discretion, such adjustments may include, without limitation, such proportionate adjustments that it deems appropriate to reflect such change with respect to (A) the Share limitations set forth in Sections 3, 11(a) and 12(a) of the Plan, (B) the number and kind of Shares covered by each outstanding Award, and (C) the price per Share subject to each such outstanding Award. In the case of Organic Changes, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).
(b)Termination Following Change of Control. Except as may be provided in an individual severance or employment agreement (or severance plan) to which an Awardee is a party and unless otherwise determined by the Administrator as of the Grant Date of a particular Award (or subsequent to the Grant Date), in the event of a Qualifying Termination within the two (2) year period immediately following a Change of Control, the following acceleration, exercisability and valuation provisions shall apply:
(i)On the date that such Qualifying Termination occurs, any or all Options and Stock Appreciation Rights awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested. In the event of a

Qualifying Termination due to Termination Without Cause or Termination for Good Reason or termination of Board membership for a Non-employee Director, each Option and Stock Appreciation Right held by the Awardee (or a transferee) that is vested following such Termination of Employment shall remain exercisable until the earlier of the third (3rd) anniversary of such Termination of Employment (or any later date until which it would remain exercisable under such circumstances by its terms) or the expiration of its original term. In the event of an Awardee’s Termination of Employment or termination of Board membership for a Non-employee Director more than two (2) years after a Change of Control, or any Termination of Employment other than a Termination of Employment Without Cause or Termination for Good Reason or termination of Board membership for a Non-employee Director within the two (2)-year period immediately following a Change of Control, the provisions of Sections 8(h) and 10 of the Plan shall govern (as applicable).
(ii)On the date that such Qualifying Termination occurs, the restrictions and conditions applicable to any or all Stock Awards, Other Stock-Based Awards and Cash Awards shall lapse and such Awards shall be fully vested.
(iii)On the date that such Qualifying Termination occurs, any performance based Award shall be deemed fully earned at the target amount as of the date on which the Change of Control occurs. All Stock Awards, Other Stock-Based Awards and Cash Awards shall be settled or paid within thirty (30) days of vesting hereunder.
(c)Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 16(a) of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 16(a) of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; (iii) the Administrator shall not have the authority to make any adjustments pursuant to Section 16(a) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto; and (iv) if any Award is subject to Section 409A of the Code, Section 16(b) of the Plan shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 25 of the Plan in order to ensure that such Award complies with Code Section 409A.
17.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company and subject to Section 16(a), no such amendment shall be made that would:
(i)increase the maximum aggregate number of Shares which may be subject to Awards granted under the Plan;
(ii)reduce the minimum exercise price for Options or Stock Appreciation Rights granted under the Plan;
(iii)reduce the exercise price of outstanding Options or Stock Appreciation Rights; or
(iv)result in outstanding Options or Stock Appreciations Rights being cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights.
(b)Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, except that no such agreement shall be required if the Administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law (including any listing standard of any securities exchange on which the Common Shares may be listed from time to time) or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, except following a Change of Control. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
(c)Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted shares or restricted share units or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
18.Designation of Beneficiary.
(a)An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan.

To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.
(b)Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the legal representative of the Awardee’s estate to exercise the Award.
19.No Right to Awards or to Employment.
No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.
20.Legal Compliance.
Shares shall not be issued pursuant to an Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award unless such Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.
21.Inability to Obtain Authority.
To the extent the Company is unable to or the Administrator deems it unfeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be advisable or necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
22.Reservation of Shares.
The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
23.Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.
24.Governing Law; Interpretation of Plan and Awards.
(a)This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Indiana, except as to matters governed by U.S. federal law.
(b)In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
(c)The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.
(d)The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
25.Section 409A.
It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Administrator determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, deferral election forms and procedures, and rules established by the Administrator, and shall comply in all respects with Section 409A of the Code. The following rules will apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):
(a)If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code Section 409A, including applicable transition rules thereunder.
(b)The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A.
(c)Any distribution of a 409A Award following a Termination of Employment that would be subject to Code Section 409A(a)(2)(A)(i) as a distribution following a separation from service of a “specified employee” as defined under Code Section 409A(a)(2)(B)(i), shall occur no earlier than the expiration of the six-month period following such Termination of Employment.
(d)In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.
(e)In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.
26.Limitation on Liability.
The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:
(a)The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and
(b)Tax or Exchange Control Consequences. Any tax consequence expected, but not realized, or any exchange control obligation owed, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.
27.Unfunded Plan.
Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards or Other Stock-Based Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation. Neither the Company nor the Administrator shall be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.
28.Foreign Employees.

Awards may be granted hereunder to Employees who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
29.Tax Withholding.
Each Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any Award under the Plan no later than the date as of which any amount under such Award first becomes includible in the gross income of the Participant for any tax purposes with respect to which the Company has a tax withholding obligation. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Shares. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any vested Shares or any other payment due to the Participant at that time or at any future time. The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.